SUB-ITEM 77Q3

LIQUID ASSETS PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
FILE NUMBER:                                      811-2729
SERIES NO.: 16

72DD 1 Total income dividends for which record date passed during the period
       Institutional                                  $773,192
     2 Dividends for a second class of open end company shares
       Private                                        $ 31,026
       Personal                                       $  2,842
       Cash Management                                $109,567
       Reserve                                        $  1,010
       Resource                                       $ 35,279
       Corporate                                      $ 33,659

73A. 1 Dividends from net invesment income
       Institutional                                    0.0373
     2 Dividends for a second class of open end company shares
       Private                                          0.0343
       Personal                                         0.0318
       Cash Management                                  0.0365
       Reserve                                          0.0286
       Resource                                         0.0353
       Corporate                                        0.0370

74U. 1 Number of shares outstanding (000's omitted)
       Institutional                                24,565,631
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Private                                         875,516
       Personal                                        118,756
       Cash Management                               2,998,425
       Reserve                                          69,078
       Resource                                      1,209,451
       Corporate                                     2,491,166

74V. 1  Net asset value per share (to nearest cent)
       Institutional                                     $1.00
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Private                                           $1.00
       Personal                                          $1.00
       Cash Management                                   $1.00
       Reserve                                           $1.00
       Resource                                          $1.00
       Corporate                                         $1.00